EXHIBIT 99.4

PRINCETON MINING COMPANY
Pro Forma Combined Consolidated Statement of Operations
For the Three Months Ended March 31, 2001
(Unaudited)

                                               PRINCETON       BRITTANY       PRO FORMA        PRO FORMA
                                               HISTORICAL     HISTORICAL     ADJUSTMENTS        COMBINED
                                               ----------     ----------     -----------        --------
 Revenues                                     $        --       $   -- (A)   $      2,775     $      2,775
                                              -----------       ------       ------------     ------------

Operating expenses                                    750           -- (A)          1,605            2,355
General and administrative                         19,492           -- (A)            278           19,770
                                              -----------       ------       ------------     ------------
                                                   20,242           --              1,883           22,125
                                              -----------       ------       ------------     ------------
Loss from operations                              (20,242)          --                892          (19,350)
                                              -----------       ------       ------------     ------------
Other expense:
  Interest expense                                  3,606           -- (A)            910            4,516
  Write-down of mineral property                    8,000                            --            8,000
                                              -----------       ------       ------------     ------------
                                                   11,606           --                910           12,516
                                              -----------       ------       ------------     ------------
Net loss                                          (31,848)          --                (18)         (31,866)
                                              ===========       ======       ============     ============
Net loss per share, basic and diluted         $     (0.00)      $   --       $      (0.00)    $      (0.00)
                                              ===========       ======       ============     ============
Weighted average common shares outstanding,
 basic and diluted                              9,569,140                      18,000,000       27,569,140
                                              ===========                    ============     ============


(A) Brittany did not have prior operations, accordingly, the pro forma amounts are all estimates based upon current leases and agreements.